AFFILIATED UNDERWRITINGS (RULE 10F-3) FORM

1.    Security Purchased:       ALL 5.75  08/15/2053
2.    Cusip Number:             020002BB6
3.    Date of Purchase:         08/05/2013
4.    Broker Name:              JPMorgan
                              (Cannot purchase directly from PNC
                               Affiliated Underwriter)
5. The purchase of the security is determined by a person who has portfolio management responsibility for PNC Bank to be a sound acquisition for PNC Bank on the basis of PNC Bank's investment guidelines, which may include the following (i) investment objectives: (ii) tax-exempt targets; (iii) maturity targets;
(iv) duration / convexity; (v) diversification; (vi)spread;
and any other considerations pertinent to the account:
Yes______X__     No________(only for separately managed
accounts subadvised by PNC Capital)

6.    Issuer:  AllState Corp

7.    Name of Affiliated Underwriter (as defined in PNC Funds',
PNC Advantage's, and PNC Capital's procedures) managing or participating in syndicate (attach list of all members of syndicate):
PNC Capital Markets LLC

8.        Aggregate principal amount
    of purchase:         $1,000,000

9.    Aggregate principal amount
    of offering:         $800,000,000

10.    Purchase price (net of fees and expenses):     100.00

11.    Date offering commenced:     August 5, 2013

12.    Offering price at end of first day on which any sales were
made:     100.00

13.    Commission, spread or profit:

14.    Have the following conditions been satisfied:
                                                       Yes          No
:
a. Does the account's governing
document(s) allow for this    security
to be purchased?                                  _____X___      ________

b. The securities are a part of an issue
registered under the Securities Act of
1933, as amended, which is being offered
to the public, or are Eligible Municipal
Securities or are securities sold in an
Eligible Foreign Offering, or are
securities sold in an Eligible Rule 144A
Offering.                                        ____X____         ______


c. The securities were purchased prior
to the end of the first full day on
which any sales were made, at a price
that was not more than the price paid by
each other purchaser of securities in
that offering or in any concurrent
offering of the securities (except, in
the case of an Eligible Foreign
Offering, for any rights to purchase
required by law to be granted to
existing security holders of the issuer)
or, if a rights offering, the securities
were purchased on or before the fourth
day preceding the day on which  the
rights offering terminated.                   _____X____        ________

d. The underwriting was a firm
commitment underwriting?                      _____X_____       ________

e. The commission, spread or profit was
reasonable and fair in relation to that
being received by others for
underwriting similar securities during
the same period?                              _____X_____        _______

f. In respect of any securities other
than Eligible Municipal Securities, the
issuer of such securities has been in
continuous operation for not less than
three years (including the operations of
predecessors).                               ______X_____        _______

g. The amount of such securities
purchased by the account(s)  and any
other investment companies advised by
PNC Capital Advisors, LLC did not exceed
(i) if purchased in an offering other
than an Eligible Rule 144A Offering, 25%
of the principal amount of the
securities being offered, or (ii) if
purchased in an Eligible Rule 144A
Offering, 25% of the total of (A) the
principal amount of the class of
securities being offered that were sold
by underwriters or members of the
selling syndicate to qualified
institutional buyers (as defined in Rule
144A(a)(1) under the Securities Act of
1933, as amended), plus (B) the
principal amount of the class of
securities being offered in any
concurrent offering.                     _____X_____          ________

h. No Affiliated Underwriter was a
direct or indirect participant in, or
benefited directly or indirectly from,
the purchase?                           ______X______         ________


      Portfolio Manager(s) (Name): Tim Compan
                      _________________________________
                   Signature(s): ______________________________________

                   Date: __8/5/2013________________

      Board of Trustees Review Date (PNC Funds & PNC Advantage
Funds):        ______

Account Information (please list accounts below or attach a
worksheet with the following information included):
Account Number     Par         Exec Price

Account        Account Name          Par                Exec Price
carm0034    PNC TOTAL RETURN       595000               100
            ADVANTAGE FUND
carm0fi7   PNC TOTAL RETURN        45000                100
           ADVANTAGE FUND
cn000072                           55000                100
cn000813                           25000                100
cp001156                           20000                100
cp001253                           200000               100
cp005512                           20000                100
cp006147                           20000                100
cp007327                           20000                100